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                                                                    Exhibit 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Martek Biosciences Corporation 1997 Stock Option Plan of Martek Biosciences Corporation and to the incorporation by reference therein of our report dated December 12, 1997, with respect to the financial statements in its Annual Report (Form 10-K) for the year ended October 31, 1997, filed with the Securities and Exchange Commission.

                                Ernst & Young LLP

Vienna, Virginia
February 25, 1998